As filed with the Securities and Exchange Commission on April 29, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bit Digital, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	6199	98-1606989
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

31 Hudson Yards, Floor 11

New York, NY, 10001
(212) 463-5121

(Address and telephone number of Registrant’s Principal Executive Offices)

Elliot H. Lutzker, Esq.

Davidoff Hutcher & Citron LLP

605 3rd Avenue, 34th Floor

New York, New York 10158

(212) 557-7200

(Name, address and telephone number of Agent for Service)

Copies to:

Elliot H. Lutzker, Esq.

Federica Pantana, Esq.

Davidoff Hutcher & Citron LLP

605 Third Avenue

New York, New York 10158

(212) 557-7200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to $500,000,000 of our ordinary shares, preference shares, debt securities, warrants, units and subscription rights, or any combination thereof; and

●	a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $500,000,000 of our ordinary shares that may be issued and sold under an At The Market Offering Agreement we have entered into with H.C. Wainwright & Co., LLC, as sales agent (the “Sales Agreement”).

The base prospectus immediately follows this explanatory note. The specific terms of the securities to be offered pursuant to the base prospectus will be specified a prospectus supplement to the base prospectus. The Sales Agreement prospectus immediately follows the base prospectus. The ordinary shares that may be offered, issued and sold under the Sales Agreement prospectus are included in the $500,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $500,000,000 included in the Sales Agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

Upon the effectiveness of this Registration Statement, we will terminate the use of our Registration Statement on Form F-3 (No. 333-257934).

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept your offer to buy any of them until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED APRIL 29, 2025

$500,000,000

BIT DIGITAL, INC.

Ordinary Shares

Preference Shares

Debt Securities

Warrants

Units

Subscription Rights

We may offer and sell the securities identified above from time to time in one or more offerings at prices and on terms that we will determine at the time of each offering, for an aggregate initial offering price of $500,000,000. This prospectus provides you with a general description of the securities which is not meant to be a complete description of each of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you purchase any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. These securities also may be resold by selling securityholders. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for further information.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. THESE RISKS COULD MATERIALLY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION AND AFFECT THE VALUE OF OUR SECURITIES. YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BTBT.” On April 28, 2025, the last reported sale price of our ordinary shares on Nasdaq was $2.11 per share. We will apply to list any ordinary shares sold by us pursuant to this prospectus and any prospectus supplement on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on Nasdaq or any other securities market or other securities exchange of the securities covered by the prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [_______], 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell ordinary shares, preference shares, debt securities, warrants for equity securities, and units comprised of any combination thereof from time to time in one or more offerings for up to an initial aggregate offering price of $500,000,000. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements or free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), the information and documents incorporated herein by reference and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, applicable prospectus supplement or any related free writing prospectus.

These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful, nor does this prospectus, any applicable supplement to this prospectus, or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” for purposes of the safe harbor provisions provided by Section 27 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, and the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors discussed under the headings “Risk Factors,” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024, and as described or may be described in any subsequent quarterly report on Form 10-Q, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, “Prospectus Summary,” and elsewhere in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “SEC”). Our public filings are available from the Internet web site maintained by the SEC at HTTP://WWW.SEC.GOV. In addition, our ordinary shares are listed on the Nasdaq Capital Market. Accordingly, our reports, statements and other information may be inspected at the offices of Nasdaq, One Liberty Plaza, 165 Broadway, New York, New York 10006.

Our web site address is www.bit-digital.com. The information on, or accessible through, our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement or any free writing prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information finished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

The following documents filed with the SEC are incorporated by reference in this prospectus.

-	Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 14, 2025);

-	Current reports on Form 8-K filed on January 3, 2025, January 6, 2025, February 11, 2025, February 12, 2025, March 14, 2025, April 15, 2025 and April 16, 2025;

-	Description of Securities Registered under Section 12 of the Exchange Act incorporated by reference to the Registrant’s Registration Statement on Form F-3, Amendment No. 2, filed with the SEC on February 28, 2022.

A copy of any and all of the information included in the documents that have been incorporated by reference in this prospectus (excluding exhibits thereto, unless such exhibits have been specifically incorporated by reference into the information which this prospectus incorporates) but which are not delivered with this prospectus will be provided by us without charge to any person to whom this prospectus is delivered, upon the oral or written request of such person. Written requests should be directed to Bit Digital, Inc., 31 Hudson Yards, Floor 11, New York, NY, Attention: Corporate Secretary. Oral requests may be directed to the Secretary at (212) 463-5121.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference. Each prospective investor is urged to read this prospectus, the applicable prospectus supplement, any related free writing prospectus, including the risks of investing in the securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any free writing prospectus, and under such headings in the documents incorporated herein by reference in their entirety. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part. Investment in the securities offered hereby involves a high degree of risk. See “Risk Factors.”

All references to “we,” “us,” “our,” “Company,” “Registrant” or similar terms used in this prospectus refer to Bit Digital, Inc. (formerly known as Golden Bull Limited), a Cayman Islands exempted company (“Bit Digital”), including its consolidated subsidiaries, unless the context otherwise indicates. We currently conduct our business through Bit Digital Hong Kong Limited, and Bit Digital Strategies Limited, Hong Kong companies and our operating entities in China; Bit Digital Singapore Pte. Ltd.; Bit Digital U.S.A. Inc., a Delaware corporation and our operating entity in the United States; and WhiteFiber Inc., an exempted company with limited liability incorporated and registered in the Cayman Islands, WhiteFiber AI, Inc., a Delaware corporation and its wholly-owned subsidiaries WhiteFiber HPC, Inc., a Delaware corporation, WhiteFiber Iceland, ehf, an Icelandic corporation and Enovum Data Centers Corp., a Canadian subsidiary of WhiteFiber, Inc. When we refer to “you,” we mean the holders of the applicable type of securities.

Our Business

Overview

Bit Digital, Inc. or the “Company”, is a global platform for high performance computing (“HPC”) infrastructure and digital asset production, with headquarters in New York City. The Company’s HPC business operates under the WhiteFiber Inc. (“WhiteFiber”) brand. Our operations are located in the US, Canada, and Iceland.

HPC Business

We are a leading provider of high-performance computing (“HPC”) data centers and cloud-based HPC graphics processing units (“GPU”) services, which we term cloud services, for customers such as artificial intelligence (“AI”) and machine learning (“ML”) developers. Our HPC Tier-3 data centers provide hosting and colocation services and are developed and operated by our wholly-owned subsidiary, Enovum. Our cloud services are provided by our WhiteFiber AI, Inc subsidiary. Collectively, we refer to these offerings as our HPC Business.

On October 11, 2024, we significantly expanded our HPC data center operations and capabilities by acquiring Enovum Data Centers (“Enovum”), a Tier-3 HPC data center platform based in Montreal, Canada. Through Enovum, we lease and operate a 4MW AI data center located in Montreal, Canada (“MTL 1”). MTL 1 is a fully operational Tier-3 data center that is designed for HPC workloads. MTL 1’s full capacity is occupied by customers under lease agreements with an average duration of approximately 30 months. On December 27, 2024, we announced that we had acquired the real estate and building for a build-to-suit 5MW Tier-3 data center expansion project in Montreal (“MTL 2”). The MTL 2 data center is expected to be completed and operational in or about August 2025.

On April 10, 2025, we entered into a lease for a new data center site in Saint-Jerome, Quebec, a suburb of Montreal, MTL 3. The facility spans approximately 202,000 square feet on 7.7 acres and is being developed to support current contracted capacity, with future expansion potential subject to utility approvals. The transaction was executed under a lease-to-own structure, which includes a fixed-price purchase option exercisable within 12 months. The lease term is 20 years, with two 5-year extension options. The facility is being retrofitted to Tier-3 standards, with development costs expected to total approximately CAD $55 million (approximately USD $40MM), and a targeted go-live date of July 2025. MTL 3 will support the previously announced 5MW colocation agreement with Cerebras.

For the 12 months ended December 31, 2024, our cloud service business recognized revenue of $45.7 million.

We believe our HPC business is positioned for significant growth, driven by the increasing demand for advanced computing and AI services. This planned expansion will involve developing additional HPC data centers at an accelerating pace and procuring GPUs and other AI equipment. To support this growth, we are in the process of building an expanded team of leaders and dedicated employees. In addition to the Senior Management Team of Enovum, we have already hired a Head of Revenue Officer and Go-to-Market (“GTM”), Senior Account Executive, two engineers, Chief Technology Officer (“CTO”) and Head of Marketing, with plans to further expand our workforce to include experts in technology, operations, and customer support. This dedicated team will be crucial in executing the Company’s strategic plans and maintaining high service levels as the business scales. See “Management – Senior Management”.

In addition to providing highly desirable HPC data center hosting capacity to our customers, our business model integrates HPC data center infrastructure and cloud service to provide scalable, high-performance computing solutions for enterprises, research institutions, and AI-driven businesses. Our integrated approach aligns specialized data center operations with GPU-focused cloud services, addressing the unique requirements of AI and HPC workloads. These workloads demand greater power density, advanced cooling solutions, and robust bandwidth to handle large-scale data transfers. By operating our data centers, we believe we can better meet these needs and reduce the complexity associated with procuring power and connectivity from external vendors. We can also design our facilities to accommodate the higher heat loads generated by modern GPUs, potentially shortening deployment timelines for customers who require rapid expansion of their compute infrastructure. From a financial standpoint, our vertically integrated solution allows us to capture additional margin for both of our HPC data center and cloud services businesses, avoiding expenses that would otherwise be due to third-party providers.

Our cloud services business provides cutting-edge, bespoke services involving a sophisticated array of computers and chips, including NVIDIA GPUs, servers, network equipment, and data storage solutions. We believe we provide our cloud services customers with the highest levels of performance and reliability while offering flexibility to scale with customer needs. Our cloud services solutions include a proprietary software layer that enables our customers to rapidly and reliably deploy AI applications with superior performance. We are offering our cloud services initially at a data center maintained by a third-party colocation provider in Iceland (the “Iceland Data Center”) but have plans to seamlessly integrate our cloud services at data centers across key regions in Europe and North America. In the fourth quarter of 2023, we secured our first cloud customer through a three-year service agreement to provide services using our advanced AI equipment. We believe that both of our businesses are poised to benefit from increased market demand. This is illustrated by our demonstrated ability to pre-sign end users prior to committing capital for expansions, both for new data center sites and for GPU server procurement.

The digital asset business segment of the Digital Infrastructure Business (the “Digital Asset Business Segment”) is comprised primarily of two distinct but highly complementary operations: (i) digital asset mining (the “Digital Asset Mining Operations”); and (ii) ETH staking (the “ETH Staking Operations”).

Cloud Services

We provide specialized cloud services to support generative AI workstreams, especially training and inference, emphasizing cost-effective utility and tailor-made solutions for each client. We are an authorized Network Control Processor (“NCP”) with NVIDIA, an authorized partner with SuperMicro Computer Inc.®, an authorized Communications Service Provider (“CSP”) with Dell, and an official partnership with Hewlett Packard Enterprise. We are proud to be among the first service providers to offer H200, B200, and GB200 servers. We provide a high-standard service level with an Uptime Percentage* ≥ 99.5%.

The economics of our cloud services business drive attractive returns. The implied per unit capex for high performance GPUs currently ranges from approximately $30,000 for an NVIDIA H200 to approximately $50,000 for an NVIDIA B200 (Blackwell generation) GPU, , inclusive of networking, setup, shipping, and other expenses. We anticipate capex will be financed by a combination of debt and equity. We expect contract duration with our cloud services customers, comprised of established enterprises and well-funded AI startups, to be approximately 36 months, with an initial cost per card hour of $2.15 to $3.40, with a 15% annual per hour decline rated, translating to estimated annual revenue of between $18,000 and $30,000, assuming an 85% utilization rate. We anticipate a profit margin of approximately 78% driven by high utilization rates, stable energy costs, and economies of scale in procurement and infrastructure management.

We are actively engaged in research and development efforts to enhance our cloud services capabilities for our customers. For example, we are developing integrated software to automate layering of stacks and self-service portals on top of the cross-data center fabric, allowing our customers to access GPU or CPU nodes on demand—no matter where they physically reside. This provides significant flexibility as scaling is required to accelerate development of AI applications. In addition, we are working on advanced interconnect technologies like InfiniBand (IB) or RDMA over Converged Ethernet (“RoCE”). When combined with cross-data center links, these ensure that training jobs can be distributed without bottlenecks or high latency. By emphasizing scale, performance, and reliability, we believe that we will be positioned to maximize customer retention while pricing our services at a premium to those offered by our competitors.

We leverage a global network of data center resources by partnering with eight third-party data center providers to achieve high autonomy in locations across Europe, Canada, and the U.S. Our initial HPC data center partnership through which we lease capacity is at BlöndUos Campus, Iceland, offering a world-class operations team with certified technicians and reliable engineers. The facility has 50kW rack density and 6MW total capacity. Its energy source is 100% renewable energy, mainly from Blanda Hydro PowerStation, the winner of IHA Blue Planet Awards in 2017. On October 23, 2023, Bit Digital announced that we had commenced AI operations by signing a binding term sheet with a customer (the “Initial Customer”) to support their GPU workloads. Under the agreement, as amended, we will supply this customer with a total of 2,048 GPUs for the respective three-year periods, amounting to total revenue of approximately $150 million assuming the customer utilizes the GPUs at full capacity for the duration of the contract. In January 2025, we executed an additional agreement with this client to provide 464 B200 GPUs for an 18-month term beginning on June 30, 2025, with approximately $15 million of target annualized revenue assuming the customer utilizes the GPUs at full capacity for the duration of the contract.

Digital Asset Business Segment

The digital asset business segment of the Digital Infrastructure Business (the “Digital Asset Business Segment”) is comprised primarily of two distinct but highly complementary operations: (i) digital asset mining (the “Digital Asset Mining Operations”); and (ii) ETH staking (the “ETH Staking Operations”).

Digital Asset Mining Business

We commenced our bitcoin (“BTC”) mining business in February 2020. We initiated limited Ethereum mining operations in January 2022, however discontinued the operations by September 2022 due to Ethereum blockchain switching from proof-of-work (“PoW”) consensus mechanism to proof-of-stake (“PoS”) validation. Our mining operations, hosted by third-party providers, use specialized computers, known as miners, to generate digital assets. Our miners use application specific integrated circuit (“ASIC”) chips. These chips enable the miners to apply high computational power, expressed as “hash rate”, to provide transaction verification services (generally known as “solving a block”) which helps support the blockchain. For every block added, the blockchain provides an award equal to a set number of digital assets per block. Miners with a greater hash rate generally have a higher chance of solving a block and receiving an award.

We operate our mining assets with the primary intent of accumulating digital assets which we may sell for fiat currency from time to time depending on market conditions and management’s determination of our cash flow needs, and/or exchange into ETH or USD Coin (“USDC”). Our mining strategy has been to mine bitcoins as quickly and as many as possible given the fixed supply of bitcoins. In view of historically long delivery lead times to purchase miners from manufacturers like Bitmain Technologies Limited (“Bitmain”) and MicroBT Electronics Technology Co., Ltd (“MicroBT”), and other considerations, we have chosen to acquire miners on the spot market, which can typically result in delivery within a relatively short time.

We have signed service agreements with third-party hosting partners in North America and Iceland. These partners operate specialized mining data centers, where they install and operate the miners and provide IT consulting, maintenance, and repair work on site for us. Our mining facilities in New York are maintained by Coinmint LLC (“Coinmint”) and Digihost Technologies Inc. (“Digihost”). Our mining facilities in Texas are maintained by Dory Creek, LLC, a subsidiary of Bitdeer Technologies Group (“Bitdeer”) and A.R.T. Digital Holdings Corp (“KaboomRacks”). Soluna Computing, Inc and DVSL ComputeCo, LLC (collectively “Soluna”) maintained our mining facilities in Kentucky and Texas. Our mining facility in Iceland is maintained by GreenBlocks ehf, an Icelandic private limited company (“GreenBlocks”). We have relocated our miners from our mining facility in Canada maintained by Blockbreakers Inc. (“Blockbreakers”) to Soluna and Coinmint after our service agreement expired in November 2024. From time to time, the Company may change partnerships with hosting facilities to recalibrate its bitcoin mining operations. These terminations are strategic, targeting reduced operational costs, enhanced energy efficiency for a smaller carbon footprint, increased flexibility in operational control, and minimized geopolitical risks. While a short-term decrease in mining output might occur, we expect these changes to yield long-term operational improvements.

We are a sustainability-focused digital asset mining company. On June 24, 2021, we signed the Crypto Climate Accord, a private sector-led initiative that aims to decarbonize the crypto and blockchain sectors. On December 7, 2021, we became a member of the Bitcoin Mining Council (“BMC”), joining MicroStrategy and other founding members to promote transparency, share best practices, and educate the public on the benefits of bitcoin and bitcoin mining.

ETH Staking Business

In the fourth quarter of 2022, we formally commenced Ethereum staking operations. We intend to delegate or stake our ETH holdings to an Ethereum validator node to help secure and strengthen the blockchain network. Stakers are compensated for this commitment in the form of a reward of the native network token.

Our native staking operations are enhanced by a partnership with Blockdaemon, the leading institutional-grade blockchain infrastructure company for node management and staking. In the fourth quarter of 2022, following a similar mechanism to native Ethereum staking, we also participated in liquid staking via Portara protocol (formerly known as Harbour), the liquid staking protocol developed by Blockdaemon and StakeWise and the first of its kind tailored to institutions. With the introduction of staked ETH withdrawals in April 2023, we have reassessed our Ethereum network staking approaches, weighing the advantages of traditional staking against liquid staking solutions. The withdrawal feature in native staking, coupled with yields that are on par with those of liquid staking, has encouraged us to expand our collaborations with other service providers in this domain. As a result, we terminated all liquid staking activities with StakeWise in the third quarter of 2023, reclaiming all staked Ethereum along with the accumulated rewards. In the fourth quarter of 2023, the Company terminated the native staking activities and reclaimed all staked Ethereum with Blockdaemon.

Our native staking operations with MarsProtocol Technologies Pte. Ltd. (“Marsprotocol”) commenced in the first quarter of 2023 and concluded in July 2023.  After ceasing operations with Marsprotocol, we initiated our native staking with MarsLand Global Limited (“MarsLand”) in August 2023. Subsequently, we have ceased our native staking with MarsLand in the first quarter of 2024 and initiated our native staking with Figment Inc.

We started participating in liquid staking via Liquid Collective protocol on the Coinbase platform in the first quarter of 2023. Liquid staking allows participants to achieve greater capital efficiency by utilizing their staked ETH as collateral and trading their staked ETH tokens on the secondary market. In the first quarter of 2024, we have reclaimed all the liquid staked ETH from Liquid Collective protocol.

Corporate Information

Our executive offices are located at 31 Hudson Yards, Floor 11, New York, NY, 10001, and our telephone number is (212) 463-5121. The information on our website does not constitute part of this prospectus.

Risks Associated with Our Business and this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 under Item 1A. “Risk Factors.” You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include:

●	We have a history of operating losses, and we may not be able to sustain profitability; we have recently shifted our emphasis from our digital assets mining business, to cloud services and HPC data centers and we may not be continuously successful in this business.

●	Our results of operations may fluctuate significantly and may not fully reflect the underlying performance of our business.

●	We may acquire other businesses, form joint ventures or acquire other companies or businesses that could negatively affect our operating results, dilute our shareholders’ ownership, increase our debt or cause us to incur significant expense; notwithstanding the foregoing, our growth may depend on our success in uncovering and completing such transactions.

●	Our new services and changes to existing services could fail to attract or retain users or generate revenue and profits, or otherwise adversely affect our business.

●	From time to time we may evaluate and potentially consummate strategic investments, combinations, joint-ventures, acquisitions or alliances, which could require significant management attention, disrupt our business and adversely affect our financial results.

●	The loss of any member of our management team, our inability to execute an effective succession plan, or our inability to attract and retain qualified personnel could adversely affect our business.

●	We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; if we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements and otherwise make timely and accurate public disclosure could be impaired, which could harm our operating results, our ability to operate our business and our reputation.

●	If we cannot maintain our corporate culture as we grow, we could lose the innovation, collaboration and focus that contribute to our business.

●	We do not have any business interruption or disruption insurance coverage.

●	Cyberattacks and security breaches of cloud services, or those impacting our third parties, could adversely impact our brand and reputation and our business, operating results, and financial condition.

●	Our operations may be negatively affected if we are unable to obtain, develop and retain key personnel and skilled labor forces.

●	Supply chain disruptions may adversely affect WhiteFiber’s operations.

●	If you purchase our securities in this offering, you may incur dilution.

●	We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Prior to making a decision about investing in our ordinary shares, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024 (“Annual Report”) under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information; Incorporation by Reference” on page iv of this prospectus. If any of the following risks, or any other risks and uncertainties that are not presently foreseeable to us, actually occur, our business, financial condition, results of operations, liquidity and our future growth prospects could be materially and adversely affected.

Please note in considering the “Risk Factors” in Item 1A of our Annual Report that: (A) notwithstanding the fact that Bit Digital, Inc. has not conducted operations in the PRC since September 30, 2021, we have previously disclosed under Risk Factors in our Annual Report. “We may be subject to fines and penalties for any noncompliance with or any liabilities in our former business in China in a certain period from now on.” Although the statute of limitations for non-compliance by our former business in the PRC is generally two years and the Company has been out of the PRC, for more than two years, the Authority may still find it prior bitcoin mining operations involved a threat to financial security. In such event, the two-year period would be extended to five years, and (B) the risk factor titled “If we are classified as a passive foreign investment company (“PFIC”) U.S. taxpayers who own our ordinary shares may have adverse United States federal income tax consequences” has been modified to the extent that Management has obtained a third party analysis for 2024 and does not believe that Bit Digital should be classified as a PFIC for 2024.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this document and the materials accompanying this document are forward-looking statements. These statements are based on current expectations of future events. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “predicts,” “anticipates,” “future,” “plans,” “continues,” “estimates” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements. These forward-looking statements speak only as of the date made and are subject to a number of known and unknown risks, uncertainties and assumptions, including the important factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and any subsequent Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include capital expenditures, funding potential acquisitions of additional new mining equipment, cloud services equipment, other potential acquisitions, and general working capital. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose, as applicable.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

Our corporate affairs are governed by our amended and restated memorandum and articles of association and by the Companies Act (Revised) of the Cayman Islands and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Appeals from the Cayman Islands Courts to the Privy Council (which is the final court of appeal for British overseas territories, such as the Cayman Islands) are binding on courts in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court of the United Kingdom and the Court of Appeal are generally of persuasive authority but are not binding on the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States and provide less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely (i) to recognize or enforce against us judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. There is also uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may experience difficulties in effecting service of legal process and enforcing judgments against us and our management, and the ability of U.S. authorities to bring actions abroad.

Notwithstanding the fact that the Company may be deemed to be a foreign private issuer, subject to lesser Registry Standards, we have elected to file with the SEC as a domestic issuer. Currently, a substantial portion of our operations and personnel are located outside the United States in Canada and Iceland. A majority of the members of our Board of Directors are nationals or residents of jurisdictions other than the United States, and a substantial portion, if not all, of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Foreign countries may have no arrangement for the reciprocal enforcement of judgments with the United States. As a result, recognition and enforcement in a foreign country of judgments of a court in the United States and any of the other jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Even if you sue successfully in a U.S. court or any other jurisdictions, you may not be able to collect on such judgment against us or our directors and officers. In addition, the SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or officers outside the United States.

We have appointed Corporation Service Company located at 19 West 44th Street, Suite 201, New York, New York 10036, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier (Cayman) LLP, our counsel as to Cayman Islands law, and Tian Yuan Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

Tian Yuan Law Firm has further advised us that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

DESCRIPTION OF SHARE CAPITAL

The following description sets forth certain general terms and provisions of the ordinary shares and preference shares to which any prospectus supplement may relate.

In this “Description of Share Capital” section, when we refer to “we,” “us” or “our” or when we otherwise refer to ourselves, we mean Bit Digital, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

General

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association (the “Articles”) and the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below.

Our authorized share capital is US$3,500,000 consisting of 340,000,000 ordinary shares, par value $0.01 per share and 10,000,000 preference shares, par value $0.01 per share. As of April 28, 2025, there were 203,751,326 ordinary shares and 1,000,000 preference shares issued and outstanding.

Ordinary Shares

Dividends. Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares (including our preference shares) under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and
(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Voting Rights. The holders of our ordinary shares are entitled to one vote per share, including for the election of directors. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. On a show of hands, every shareholder present in person or by proxy shall have one vote. On a poll, every shareholder entitled to vote (in person or by proxy) shall have one vote for each share for which he is the holder. A poll may be demanded by the chairman or one or more shareholders present in person or by proxy holding not less than fifteen percent of the paid-up capital of the Company entitled to vote. A quorum required for a meeting of shareholders consists of shareholders who hold at least one-third of our outstanding shares entitled to vote at the meeting present in person or by proxy. A proxy form will accompany any notice of general meeting convened by the directors to facilitate the ability of shareholders to vote by proxy.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes cast in a general meeting (including votes cast by holders of our preference shares), while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast (including votes cast by holders of our preference shares). Under Cayman Islands law, some matters, such as amending the memorandum and articles, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of ordinary shares in the Company have been paid.

Winding Up; Liquidation. Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of the Company available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may, with the sanction of a special resolution and any other sanction required by the Companies Act, consist in whole or in part of property, which is not required to be of the same kind for all shareholders.

Calls on ordinary shares and Forfeiture of ordinary shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of ordinary shares. We may, subject to obtaining the necessary approvals under our memorandum and articles of association, issue shares that are, or at our option or at the option of the holders are, subject to redemption. Under the Companies Act, shares of a Cayman Islands exempted company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles of association authorize this ( and any necessary approvals thereunder are duly obtained) and the company has the ability to pay its debts as they fall due in the ordinary course of business.

No Preemptive Rights. Holders of ordinary shares do not have preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of three fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such holders of the Shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the Shares of that class.

Anti-Takeover Provisions. Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares with enhanced rights to vote without any further vote or action by our shareholders.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Listing

The Company’s ordinary shares are listed on the Nasdaq Capital Market under the symbol “BTBT.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is TranShare Securities Transfer & Registrar, whose address is 2849 Executive Drive, Suite 200, Clearwater, Florida 33762.

Preference Shares

Dividends. The holders of our preference shares are entitled to receive, when, if and as paid or declared by the Directors, out of assets legally available therefor, prior and in preference to any declaration or payment of any dividend on our ordinary shares, dividends at the annual rate of eight percent (8%) of the original purchase price per preference share, as adjusted for any share combinations or subdivisions, bonus issues and similar recapitalization events ("Recapitalization Events"). The right to dividends on preference shares are not cumulative, and no right accrues to holders of preference shares by reason of the fact that dividends on said shares are not declared in any period, nor shall any undeclared or unpaid dividend bear or accrue interest.

Liquidation / Insolvency Preference. On a liquidation of the Company, the holder of any preference shares shall have the right to receive in preference to the holders of the ordinary shares, the greater of (A) the original purchase price of that preference share (adjusted for any Recapitalization Events) plus any declared but unpaid dividends thereon, but with no right to share in the distribution of any surplus assets of the Company, or (B) that amount that such preference share would have received had it been converted into an ordinary share pursuant to the conversion provisions in our Articles (as summarized below) on the day immediately prior to the date on which the Company entered liquidation. On an insolvency, liquidation or winding up of the Company, the holder of our preference shares shall be repaid in priority to the holders of our ordinary shares.

Conversion. Subject to the limitations summarized out below, the holder of any preference share may convert any preference shares held by them into ordinary shares of the Company on a one-for-one basis. The holder of any preference shares shall not be permitted to convert its preference shares into ordinary shares if such conversion would result in such holder being the registered owner of more than 4.99% of the issued ordinary shares of the Company.

Enhanced voting rights. h. For all matters relating to the Company requiring the votes of shareholder by a poll or by proxy, each preference share shall carry the equivalent number of votes as 50 ordinary shares.

Other rights that may attach to our shares

Subject to our memorandum and articles of association, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Company may from time to time by special resolution determine, and subject to the provisions of the Companies Act, any share may, with the sanction of a special resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

Provisions in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of the United Kingdom. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant provisions of the Companies Act applicable to us.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies, provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect such a merger or consolidation of two Cayman Islands companies, among other things, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The consent of each holder of a fixed or floating security interest of a constituent company in a proposed merger or consolidation must be obtained but if such secured creditor does not grant that person’s consent then the Courts of the Cayman Islands may upon application of the constituent company that has issued the security waive the requirement for such consent upon such terms as to security to be issued by the consolidated or surviving company or otherwise as the Court considers reasonable. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other things, a director’s declaration regarding matters prescribed by the Companies Act, an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every shareholder of each subsidiary company to be merged unless that shareholder agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the Grand Court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of minority shareholders. When an offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. A dissenting shareholder may object by making an application to the Grand Court of the Cayman Islands within one month from the date of notice being given that their shares are being compulsorily acquired. If an arrangement and reconstruction is thus approved, or if an offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) so that a non-controlling shareholder may be permitted to commence a class action against, or derivative actions in the name of, the company to challenge:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained;

●	an act purporting to abridge or abolish the individual rights of a member; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from the willful neglect or default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation and its shareholders. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our Articles, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our current articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our current articles of association allow our shareholders holding not less than ten (10%) percent of all paid up share capital in issue and carrying the right of voting at general meetings to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our current articles of association do not provide our shareholders other right to put proposal before a meeting. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our current articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation may be removed with our without cause with the approval of a majority of the outstanding shares entitled to vote. Under our current articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two- tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they come due, by an ordinary resolution of its members. The court has authority to order winding up of a company in a number of specified circumstances, including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our current articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our current articles of association, if our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such holders of the shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the shares of that class. Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our current memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Share Options

Share-based compensation such as restricted stock units (“RSUs”), incentive and non-statutory stock options, restricted shares, share appreciation rights and share payments may be granted to any directors, employees and consultants of the Company or affiliated companies under 2021 Omnibus Equity Incentive Plan (“2021 Plan”), 2021 Second Omnibus Equity Incentive Plan (“2021 Second Plan”) and 2023 Omnibus Equity Incentive Plan (“2023 Plan”, together the “Plans”). An aggregate of 2,415,293 RSUs were granted under the 2021 Plan and no ordinary shares remain reserved for issuance under the 2021 Plan. There are 5,000,000 ordinary shares reserved for issuance under the Company’s 2021 Second Plan, under which 4,211,372 RSUs and 395,000 share options have been granted as of December 31, 2024. There are 5,000,000 ordinary shares reserved for issuance under the Company’s 2023 Plan, under which 4,732,718 RSUs have been granted as of December 31, 2024.

The Plans allow the Company to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, warrants and stock units. The incentive stock options are exercisable for up to ten years, at an option price per share not less than the fair market value on the date the option is granted. The incentive stock options are limited to persons who are regular full-time employees of the Company at the date of the grant of the option. Non-qualified options may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, who the Company’s Board believes have contributed, or will contribute, to the success of the Company. Non-qualified options may be issued at option prices of less than fair market value on the date of grant and may be exercisable for up to ten years from date of grant. The option vesting schedule for options granted is determined by the Board of Directors at the time of the grant. The Plans provides for accelerated vesting of unvested options if there is a change in control, as defined in the Plans.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preference shares, ordinary shares, or any combination thereof. Warrants may be issued independently or together with our debt securities, preference shares or ordinary shares and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

●	the title of the debt warrants;

●	the offering price for the debt warrants, if any;

●	the aggregate number of the debt warrants;

●	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

●	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the dates on which the right to exercise the debt warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the debt warrants, if any;

●	the redemption or call provisions, if any, applicable to the debt warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

●	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our ordinary shares or preference shares will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the ordinary shares or preference shares that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of ordinary shares or preference shares that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent, or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares, preference shares or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our ordinary shares, preference shares or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of our ordinary shares, preference shares or debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including ordinary shares, preference shares, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or dealers;

●	directly to purchasers;

●	in a rights offering;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or direct purchasers;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or initial public offering price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At the Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future.

The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Davidoff Hutcher & Citron LLP is acting as counsel for the Company in connection with the offering. The validity of our ordinary shares and certain legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of and for the fiscal year ended December 31, 2024 and December 31, 2023 have been incorporated by reference in this prospectus and in this Registration Statement in reliance upon the report of Audit Alliance LLP, independent registered public accounting firm, on its audit of our financial statements given on authority of this firm as expert in accounting and auditing.

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.

$500,000,000

Ordinary Shares

Preference Shares

Debt Securities

Warrants

Units

Subscription Rights

BIT DIGITAL, INC.

PROSPECTUS

____, 2025

The information in this prospectus supplement is not complete and may be changed. We may not sell the securities pursuant to this prospectus supplement until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 29, 2025

PROSPECTUS SUPPLEMENT

(To prospectus dated _____, 2025)

BIT DIGITAL, INC.

Up to $500,000,000

Ordinary Shares

We have entered into an At The Market Offering Agreement (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright), relating to our ordinary shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our ordinary shares having an aggregate offering price of up to $500,000,000 from time to time through Wainwright acting as our sales agent.

Our ordinary shares are traded on The Nasdaq Capital Market under the symbol “BTBT.” The last reported sale price of our ordinary shares on April 28, 2025 was $2.11 per share.

Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. Wainwright is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a commission rate of up to three percent (3.0%) of the gross sales price per ordinary share sold. In connection with the sale of the ordinary shares on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

H.C. WAINWRIGHT & CO.

The date of this prospectus supplement is ______________________, 2025

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. By using a shelf registration statement, we may offer ordinary shares having an aggregate offering price of up to $500,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Bit Digital” refer to Bit Digital, Inc. and its subsidiaries.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our ordinary shares. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus.

Our Company

Bit Digital, Inc. or the “Company”, is a global platform for high performance computing (“HPC”) infrastructure and digital asset production, with headquarters in New York City. The Company’s HPC business operates under the WhiteFiber Inc. (“WhiteFiber”) brand. Our operations are located in the US, Canada, and Iceland.

HPC Business

We are a leading provider of high-performance computing (“HPC”) data centers and cloud-based HPC graphics processing units (“GPU”) services, which we term cloud services, for customers such as artificial intelligence (“AI”) and machine learning (“ML”) developers. Our HPC Tier-3 data centers provide hosting and colocation services and are developed and operated by our wholly-owned subsidiary, Enovum. Our cloud services are provided by our WhiteFiber AI, Inc subsidiary. Collectively, we refer to these offerings as our HPC Business.

In addition to providing highly desirable HPC data center hosting capacity to our customers, our business model integrates HPC data center infrastructure and cloud service to provide scalable, high-performance computing solutions for enterprises, research institutions, and AI-driven businesses. Our integrated approach aligns specialized data center operations with GPU-focused cloud services, addressing the unique requirements of AI and HPC workloads. These workloads demand greater power density, advanced cooling solutions, and robust bandwidth to handle large-scale data transfers. By operating our data centers, we believe we can better meet these needs and reduce the complexity associated with procuring power and connectivity from external vendors. We can also design our facilities to accommodate the higher heat loads generated by modern GPUs, potentially shortening deployment timelines for customers who require rapid expansion of their compute infrastructure. From a financial standpoint, our vertically integrated solution allows us to capture additional margin for both of our HPC data center and cloud services businesses, avoiding expenses that would otherwise be due to third-party providers.

Our cloud services business provides cutting-edge, bespoke services involving a sophisticated array of computers and chips, including NVIDIA GPUs, servers, network equipment, and data storage solutions. We believe we provide our cloud services customers with the highest levels of performance and reliability while offering flexibility to scale with customer needs. Our cloud services solutions include a proprietary software layer that enables our customers to rapidly and reliably deploy AI applications with superior performance. We are offering our cloud services initially at a data center maintained by a third-party colocation provider in Iceland (the “Iceland Data Center”) but have plans to seamlessly integrate our cloud services at data centers across key regions in Europe and North America. In the fourth quarter of 2023, we secured our first cloud customer through a three-year service agreement to provide services using our advanced AI equipment. We believe that both of our businesses are poised to benefit from increased market demand. This is illustrated by our demonstrated ability to pre-sign end users prior to committing capital for expansions, both for new data center sites and for GPU server procurement.

We believe our HPC business is positioned for significant growth, driven by the increasing demand for advanced computing and AI services. This planned expansion will involve developing additional HPC data centers at an accelerating pace and procuring GPUs and other AI equipment. To support this growth, we are in the process of building an expanded team of leaders and dedicated employees. In addition to the Senior Management Team of Enovum, we have already hired a Head of Revenue Officer and Go-to-Market (“GTM”), Senior Account Executive, two engineers, Chief Technology Officer (“CTO”) and Head of Marketing, with plans to further expand our workforce to include experts in technology, operations, and customer support. This dedicated team will be crucial in executing the Company’s strategic plans and maintaining high service levels as the business scales. See “Management – Senior Management”.

For the 12 months ended December 31, 2024, our cloud service business recognized revenue of $45.7 million.

HPC Data Centers

We design, develop, and operate HPC data centers, through which we offer our hosting and colocation services. Our data centers meet the requirements of the Tier-3 standard, including power redundancy, concurrent maintainability, multiple power feeds, uninterruptible power supply, highly reliable cooling systems, and strict monitoring and management systems. We acquired Enovum on October 11, 2024. The transaction included the lease to MTL 1, a fully operational and fully leased to customers 4MW Tier-3 datacenter headquartered in Montreal, Canada. MTL 1 is currently hosting over 5,000 GPUs, including NVIDIA H200s and H100s, on behalf of 14 customers across a variety of end markets.

On December 27, 2024, we acquired the real estate and building for a build-to-suit 5MW Tier-3 data center expansion project near Montreal, Canada. MTL 2, a 160,000 square feet site that was previously used as an encapsulation manufacturing facility, is located in Pointe-Claire, QC. We initially funded the purchase with cash on hand and are in the process of securing mortgage financing for both the site acquisition and subsequent infrastructure capex. We expect to invest approximately $19.3 million to develop the site to Tier-3 standards with an initial gross load of 5MW. The site is expected to be completed and operational by June 2025. We plan to retrofit the site with advanced cooling technology, including direct-to-chip liquid cooling, which enhances energy efficiency and supports AI and other high-performance workloads with 150kW rack density. We are collaborating with third parties to implement a heat reject loop to further enhance the sustainability profile of the data center. The facility will be powered by 100% renewable hydroelectricity provided by Hydro-Quebec. Subject to the approval of Hydro-Quebec, additional capacity may be available at this site. This dynamic illustrates our strategy of underwriting site acquisition in Quebec based on in-place power but benefitting from significant incremental HPC data center capacity expansion with increased power. We anticipate dedicating a portion of MTL 2’s capacity to house GPUs for our cloud services business. Enovum enjoys significant embedded demand from existing customers, and is in receipt of requests in excess of our short term MW availability.

We use a well-defined set of criteria to select our data center sites. We actively target sub-20MW sites with proximity to metro areas and partial infrastructure in place, where we are retrofitting rather than developing greenfield projects. A retrofit entails sourcing and acquiring an existing industrial building with underutilized, in-place power connectivity. Our average build time for retrofits is six months, which we believe is approximately one-third to one-half of the industry average development timeline for greenfield projects. We are also developing a proprietary software capability that will link clusters across multiple sites, leveraging existing dark fiber networks connecting smaller data centers within a radius of approximately 700 kilometers. By productizing cross-data center operation, we intend to create a single supercluster, enabling us to sidestep potential fragmentation problems and dynamically “borrow” compute or storage resources from any site. We also prioritize sites offering opportunities to increase site power over time, enabling our HPC data centers to grow with customer demand. In addition, we selectively target certain larger opportunities with 50MW of power or more, subject to customer demand, to drive AI-driven compute super-clusters. Finally, we target sites powered by sustainable, green energy sources.

We believe that our HPC data center development and operating model provides highly attractive economics for our investors. We estimate that our capex requirement to develop a cutting edge, Tier-3 data center is between $7 - $9 million per MW. Consistent with common industry practice, approximately 70-75% of this capex budget will be financed with facility-level debt, with the remaining capex requirement equity financed. Based on ongoing discussions with prospective customers, we anticipate that the average contract term for our AI and ML-focused enterprise and GPU compute customers will be 4-12 years, yielding annual revenue per gross MW of approximately $1.7 to $2.5 million assuming a power usage effectiveness (“PUE”) of 1.20 to 1.40. The anticipated economics of the HPC data centers are dependent on location and the inclusion of energy expense pass-through agreements. We anticipate that our HPC data center profit margin will be approximately 75-85%. The customer contracts are typically subject to annual price escalators that are approximately in line with inflation.

Cloud Services

We provide specialized cloud services to support generative AI workstreams, especially training and inference, emphasizing cost-effective utility and tailor-made solutions for each client. We are an authorized NVIDIA Cloud Partner (“NCP”), through the NVIDIA Partner Network (“NPN”), an authorized partner with SuperMicro Computer Inc.®, an authorized Communications Service Provider (“CSP”) with Dell (through Dell’s exclusive distribution in Iceland, Advania), an official partnership with Hewlett Packard Enterprise and a commercial relationship with Quanta Computer, Inc. (“QCT”).We are proud to be among the first service providers to offer H200, B200, and GB200 servers. We provide a high-standard service level with an Uptime Percentage* ≥ 99.5%.

The economics of our cloud services business drive attractive returns. The implied per unit capex for high performance GPUs currently ranges from approximately $30,000 for an NVIDIA H200 to approximately $50,000 for an NVIDIA B200 (Blackwell generation) GPU, inclusive of networking, setup, shipping, and other expenses. Based on our Management’s experience with historical and forward-looking capital expenditure financing, we anticipate capex will be financed by a combination of debt and equity. We expect contract duration with our cloud services customers, comprised of established enterprises and well-funded AI startups, to be approximately 36 months, with an initial cost per card hour of $2.15 to $3.40 with a 15% annual per hour decline rated, translating to estimated annual revenue of between $18,000 and $30,000, assuming an 85% utilization rate of the GPUs. We anticipate a profit margin of approximately 78% driven by high utilization rates, stable energy costs, and economies of scale in procurement and infrastructure management.

We are actively engaged in research and development efforts to enhance our cloud services capabilities for our customers. For example, we are developing integrated software to maximize performance by automating and optimizing layering of stacks and self-service portals on top of the cross-data center fabric, allowing our customers to access GPU or CPU nodes on demand—no matter where they physically reside. This provides significant flexibility as scaling is required to accelerate development of AI applications. In addition, we are working on advanced interconnect technologies like InfiniBand (IB) or RDMA over Converged Ethernet (“RoCE”). When combined with cross-data center links, these ensure that training jobs can be distributed without bottlenecks or high latency. By emphasizing scale, performance, and reliability, we believe that we will be positioned to maximize customer retention while pricing our services at a premium to those offered by our competitors.

We leverage a global network of data centers for heating capacity for our GPU business in many instances by partnering with third-party data center providers in locations across Europe, Canada, and the U.S. Our initial data center partnership through which we lease capacity is at BlöndUos Campus, Iceland, offering a world-class operations team with certified technicians and reliable engineers. The facility has 45kW rack density and 6MW total capacity. The center’s energy source is 100% renewable energy, mainly from Blanda Hydro PowerStation, the winner of IHA Blue Planet Awards in 2017. On October 23, 2023, Bit Digital announced that we had commenced AI operations by signing a binding term sheet with a customer (the “Initial Customer”) to support the customers’ GPU workloads. Under the agreement, as amended, we will supply this customer with a total of 2,048 GPUs for the respective three-year periods, amounting to total revenue of approximately $150 million assuming the customer utilizes the GPUs at full capacity for the duration of the contract. In January 2025, we executed an additional agreement with this client to provide 464 B200 GPUs for an 18-month term beginning on June 30, 2025, with approximately $15 million of target annualized revenue assuming the customer utilizes the GPUs at full capacity for the duration of the contract.

Digital Asset Business Segment

The digital asset business segment of the Digital Infrastructure Business (the “Digital Asset Business Segment”) is comprised primarily of two distinct but highly complementary operations: (i) digital asset mining (the “Digital Asset Mining Operations”); and (ii) ETH staking (the “ETH Staking Operations”).

Digital Asset Mining Business

We commenced our bitcoin (“BTC”) mining business in February 2020. We initiated limited Ethereum mining operations in January 2022, however discontinued the operations by September 2022 due to Ethereum blockchain switching from proof-of-work (“PoW”) consensus mechanism to proof-of-stake (“PoS”) validation. Our mining operations, hosted by third-party providers, use specialized computers, known as miners, to generate digital assets. Our miners use application specific integrated circuit (“ASIC”) chips. These chips enable the miners to apply high computational power, expressed as “hash rate”, to provide transaction verification services (generally known as “solving a block”) which helps support the blockchain. For every block added, the blockchain provides an award equal to a set number of digital assets per block. Miners with a greater hash rate generally have a higher chance of solving a block and receiving an award.

We operate our mining assets with the primary intent of accumulating digital assets which we may sell for fiat currency from time to time depending on market conditions and management’s determination of our cash flow needs, and/or exchange into ETH or USD Coin (“USDC”). Our mining strategy has been to mine bitcoins as quickly and as many as possible given the fixed supply of bitcoins. In view of historically long delivery lead times to purchase miners from manufacturers like Bitmain Technologies Limited (“Bitmain”) and MicroBT Electronics Technology Co., Ltd (“MicroBT”), and other considerations, we have chosen to acquire miners on the spot market, which can typically result in delivery within a relatively short time.

We have signed service agreements with third-party hosting partners in North America and Iceland. These partners operate specialized mining data centers, where they install and operate the miners and provide IT consulting, maintenance, and repair work on site for us. Our mining facilities in New York are maintained by Coinmint LLC (“Coinmint”) and Digihost Technologies Inc. (“Digihost”). Our mining facilities in Texas are maintained by Dory Creek, LLC, a subsidiary of Bitdeer Technologies Group (“Bitdeer”) and A.R.T. Digital Holdings Corp (“KaboomRacks”). Soluna Computing, Inc and DVSL ComputeCo, LLC (collectively “Soluna”) maintained our mining facilities in Kentucky and Texas. Our mining facility in Iceland is maintained by GreenBlocks ehf, an Icelandic private limited company (“GreenBlocks”). We have relocated our miners from our mining facility in Canada maintained by Blockbreakers Inc. (“Blockbreakers”) to Soluna and Coinmint after our service agreement expired in November 2024. From time to time, the Company may change partnerships with hosting facilities to recalibrate its bitcoin mining operations. These terminations are strategic, targeting reduced operational costs, enhanced energy efficiency for a smaller carbon footprint, increased flexibility in operational control, and minimized geopolitical risks. While a short-term decrease in mining output might occur, we expect these changes to yield long-term operational improvements.

We are a sustainability-focused digital asset mining company. On June 24, 2021, we signed the Crypto Climate Accord, a private sector-led initiative that aims to decarbonize the crypto and blockchain sectors. On December 7, 2021, we became a member of the Bitcoin Mining Council (“BMC”), joining MicroStrategy and other founding members to promote transparency, share best practices, and educate the public on the benefits of bitcoin and bitcoin mining.

ETH Staking Business

In the fourth quarter of 2022, we formally commenced Ethereum staking operations. We intend to delegate or stake our ETH holdings to an Ethereum validator node to help secure and strengthen the blockchain network. Stakers are compensated for this commitment in the form of a reward of the native network token.

Our native staking operations are enhanced by a partnership with Blockdaemon, the leading institutional-grade blockchain infrastructure company for node management and staking. In the fourth quarter of 2022, following a similar mechanism to native Ethereum staking, we also participated in liquid staking via Portara protocol (formerly known as Harbour), the liquid staking protocol developed by Blockdaemon and StakeWise and the first of its kind tailored to institutions. With the introduction of staked ETH withdrawals in April 2023, we have reassessed our Ethereum network staking approaches, weighing the advantages of traditional staking against liquid staking solutions. The withdrawal feature in native staking, coupled with yields that are on par with those of liquid staking, has encouraged us to expand our collaborations with other service providers in this domain. As a result, we terminated all liquid staking activities with StakeWise in the third quarter of 2023, reclaiming all staked Ethereum along with the accumulated rewards. In the fourth quarter of 2023, the Company terminated the native staking activities and reclaimed all staked Ethereum with Blockdaemon.

Our native staking operations with MarsProtocol Technologies Pte. Ltd. (“Marsprotocol”) commenced in the first quarter of 2023 and concluded in July 2023.  After ceasing operations with Marsprotocol, we initiated our native staking with MarsLand Global Limited (“MarsLand”) in August 2023. Subsequently, we have ceased our native staking with MarsLand in the first quarter of 2024 and initiated our native staking with Figment Inc.

We started participating in liquid staking via Liquid Collective protocol on the Coinbase platform in the first quarter of 2023. Liquid staking allows participants to achieve greater capital efficiency by utilizing their staked ETH as collateral and trading their staked ETH tokens on the secondary market. In the first quarter of 2024, we have reclaimed all the liquid staked ETH from Liquid Collective protocol.

Our executive offices are located at 31 Hudson Yards, Floor 11, New York, NY, 10001 and our telephone number is (212) 463-5121. The information on our website does not constitute part of this prospectus.

THE OFFERING

Ordinary Shares offered by us pursuant to this prospectus	Ordinary shares, $0.01 par value, having an aggregate offering price of up to $500 million.

Ordinary Shares outstanding immediately after this offering (1)	Up to 236,466,825 ordinary shares, assuming a sales price of $2.11 per share, which was the closing price on the Nasdaq Capital Market on April 28, 2025. The actual number of shares outstanding will vary depending on the price which ordinary shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other market for our ordinary shares in the U.S. through our sales agent, H.C. Wainwright & Co., LLC. See the section entitled “Plan of Distribution” on page S-9 of this prospectus supplement.

Share Capital

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association and the Companies Act of the Cayman Islands. Our authorized capital is US$3,500,000 consisting of 340,000,000 ordinary shares, par value US$0.01 each, and 10,000,000 preference shares, par value US$0.01 each.

For more information about our ordinary shares, you should carefully read the section in the accompanying base prospectus entitled “Description of Share Capital.”

Use of proceeds	We intend to use the net proceeds of this offering for working capital purposes. See the section entitled “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information included in, or incorporated by reference into, our prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our ordinary shares.

Nasdaq Capital Market symbol	BTBT

(1)

Except as otherwise indicated herein, the information above and elsewhere in this prospectus supplement regarding outstanding ordinary shares is based on 203,751,326 ordinary shares outstanding as of April 28, 2025, and excludes: the number of shares reserved for future exercise or vesting of awards under our 2023 Omnibus Equity Incentive Plan, and 1,036,831, 10,118,046 and 360,000 shares issuable upon exercise of outstanding RSUs, warrants and options, respectively.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made herein that look forward in time or express management’s expectations or beliefs with respect to the occurrence of future events are forward-looking statements as defined under Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created therein for forward-looking statements. Such statements include, but are not limited to, statements concerning our anticipated operating results, research and development, clinical trials, regulatory proceedings, and financial resources, and can be identified by use of words such as, for example, “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and “would,” “should,” “could” or “may.” All statements, other than statements of historical facts, included herein that address activities, events, or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements.

We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described in the base prospectus and in the Risk Factors section of our annual report on Form 10-K for the year ended December 31, 2024, and our subsequent SEC filings. All forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by these cautionary statements. Unless required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

This prospectus supplement also contains or incorporates by reference data related to the bitcoin marketplace. These market data, including electricity rates, increases in hash rate and our ability to grow our business are based on a number of assumptions. The failure of bitcoin to gain acceptance in the marketplace may materially and adversely affect our business and the market price of our securities. In addition, government regulation of bitcoin subjects our growth prospects or future business or financial condition to significant uncertainties. If any one or more of the assumptions underlying the bitcoin marketplace proves to be incorrect, our actual results may materially differ. You should not place undue reliance on these forward-looking statements.

RISK FACTORS

Investment in our ordinary shares involves risks. Before deciding whether to invest in our ordinary shares, you should consider carefully the risk factors discussed below and those contained in the base prospectus dated April [___], 2025 and in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024 (“Annual Report”), as filed with the SEC on March 14, 2025, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. Please note in considering the “Risk Factors” in Item 1A of our Annual Report that: (A) notwithstanding the fact that Bit Digital, Inc. has not conducted operations in the PRC since September 30, 2021, we have previously disclosed under Risk Factors in our Annual Report. “We may be subject to fines and penalties for any noncompliance with or any liabilities in our former business in China in a certain period from now on.” Although the statute of limitations for non-compliance by our former business in the PRC is generally two years and the Company has been out of the PRC, for more than two years, the Authority may still find it prior bitcoin mining operations involved a threat to financial security. In such event, the two-year period would be extended to five years, and (B) the risk factor titled “If we are classified as a passive foreign investment company (“PFIC”) U.S. taxpayers who own our ordinary shares may have adverse United States federal income tax consequences” has been modified to the extent that Management has obtained a third party analysis for 2024 and does not believe that Bit Digital should be classified as a PFIC for 2024. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Associated with this Offering

You will suffer immediate and substantial dilution in the net tangible book value per share of the ordinary shares that you purchase in this offering.

The ordinary shares sold in this offering, if any, will be sold from time to time at various prices; however, the assumed public offering price of our ordinary shares is higher than the as adjusted net tangible book value per ordinary share. Therefore, investors purchasing shares of ordinary shares in this offering will pay a price per ordinary share that substantially exceeds the as adjusted net tangible book value per share after this offering. Assuming that an aggregate of 284,090,909 ordinary shares are sold at an assumed public offering price of $1.76 per share, the last reported sale price of our ordinary shares on the Nasdaq Capital Market on April 22, 2025, for aggregate gross proceeds of approximately $500 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will experience immediate dilution of $0.13 per ordinary share, representing the difference between the assumed public offering price and our as adjusted net tangible book value per ordinary share after giving effect to this offering. See “Dilution” for a more detailed discussion of the dilution you would incur if you purchase ordinary shares in this offering.

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including, but not limited to, the purchase of computer miners. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our ordinary shares to decline and delay our greater strategy.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per ordinary share in this offering. We may sell ordinary shares or other securities in any other offering at a price per ordinary share that is less than the price per ordinary share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per ordinary share at which we sell additional ordinary shares or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per ordinary share paid by investors in this offering.

The ordinary shares offered hereby will be sold in “at-the-market” offerings, and investors who buy ordinary shares at different times will likely pay different prices.

Investors who purchase ordinary shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of ordinary shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their ordinary shares as a result of ordinary share sales made at prices lower than the prices they paid.

The actual number of ordinary shares we will sell under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the Sales Agreement. The number of ordinary shares that are sold by Wainwright after we deliver a sales notice will fluctuate based on the market price of the ordinary shares during the sales period and limits we set with Wainwright. Because the price per ordinary share of each ordinary share sold will fluctuate based on the market price of ordinary shares representing our ordinary shares during the sales period, it is not possible at this stage to predict the number of ordinary shares that will be ultimately issued.

USE OF PROCEEDS

We may sell our ordinary shares having aggregate sales proceeds of up to $500 million from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of our ordinary shares that we are offering may be up to approximately $484,800,000, after deducting Wainwright’s commission and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for working capital and general corporate purposes, including, but not limited to, the purchase of computer miners.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We have no present plan to declare and pay any dividends on our ordinary shares in the near future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

CAPITALIZATION

The following table sets forth the consolidated capitalization of Bit Digital, Inc. and its subsidiaries as of December 31, 2024, on an actual basis and adjusted basis to give effect to this offering of the ordinary shares.

The information below should be read in conjunction with, and is qualified in its entirety by, the audited consolidated financial statements and schedules and notes thereto included in our annual report on Form 10-K for the financial year ended December 31, 2024, as incorporated by reference into this prospectus supplement.

	As of December 31 2024
	Actual	As Adjusted
Shareholders’ equity:
Preferred shares, $0.01 par value, 10,000,000 and 10,000,000 shares authorized, 1,000,000 and 1,000,000 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	$9,050,000	$9,050,000
Ordinary shares, $0.01 par value, 340,000,000 and 340,000,000 shares authorized, 179,255,191 and 107,421,813 shares issued, 179,125,205 and 107,291,827 shares outstanding as of December 31, 2024 and December 31, 2023, respectively	$1,792,548	$4,633,457
Treasury stock, at cost, 129,986 and 129,986 shares as of December 31, 2024 and December 31, 2023, respectively	$(1,171,679)	$(1,171,679)
Additional paid-in capital	$553,583,437	$1,035,542,528
Accumulated deficit	$(98,209,661)	$(98,209,661)
Accumulated other comprehensive loss	(1,565,496)	(1,565,496)
Total shareholders’ equity	$463,479,149	$948,279,149
Total Liabilities and Shareholders’ Equity	$538,247,664	$1,023,047,664

DILUTION

If you purchase any of the ordinary shares offered by this prospectus supplement, you will experience dilution to the extent of the difference between the offering price per ordinary share you pay in this offering and the net tangible book value per ordinary share immediately after this offering. Our net tangible book value as of December 31, 2024 was approximately $269,278,371, or $1.50 per ordinary share. Net tangible book value per share represents our total tangible assets (which excludes goodwill and other intangible assets), less our total liabilities, divided by the aggregate number of our ordinary shares outstanding as of December 31, 2024.

After giving effect to the sale of our ordinary shares in the aggregate amount of $500 million at an assumed offering price of $1.76 per ordinary share, the last reported sale price of our ordinary shares on the Nasdaq Capital Market on April 22, 2025, and after deducting estimated offering commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been $754,078,371, or $1.63 per ordinary share. This amount represents an immediate increase in net tangible book value of $0.13 per ordinary share to existing shareholders as a result of this offering and immediate dilution of approximately $0.13 per ordinary share to new investors purchasing our ordinary shares in this offering. The following table illustrates this dilution on a per ordinary share basis. The as adjusted information below is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time our ordinary shares are sold pursuant to this prospectus supplement. The ordinary shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed Offering price per ordinary share	$1.76
Net tangible book value per ordinary share as of December 31, 2024	$1.50
Increase in net tangible book value per ordinary share attributable to the offering	$0.13
As-adjusted net tangible book value per ordinary share after giving effect to the offering	$1.63
Dilution in net tangible book value per ordinary share to new investors	$0.13

In the event the offering is made at an assumed price of $2.76 per share, our net tangible book value at December 31, 2024 would have been approximately $2.09 per share based on an aggregate of 360,284,625 ordinary shares with dilution of $0.13 per share to new investors.

The per share data appearing above is based on 179,125,205 ordinary shares outstanding as of December 31, 2024, and excludes:

●	Ordinary shares reserved for issuance upon exercise of outstanding warrants;

●	Ordinary shares reserved for issuance upon exercise of outstanding RSUs;

●	Ordinary shares reserved for issuance upon exercise of outstanding options;

●	up to 5,000,000 ordinary shares reserved for issuance under the 2021 Second Omnibus Equity Incentive Plan, of which 360,000 stock options are issued and outstanding; and

●	up to 5,000,000 ordinary shares reserved for issuance under the 2023 Omnibus Equity Incentive Plan of which 1,025,968 RSUs are issued and outstanding.

To the extent that any outstanding restricted stock awards, options or warrants are exercised, or we otherwise issue additional ordinary shares in the future, at a price less than the public offering price, there will be further dilution to the investors.

PLAN OF DISTRIBUTION

We have entered into an At The Market Offering Agreement (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright”), under which we may sell our ordinary shares from time to time through Wainwright acting as sales agent, subject to certain limitations. The sales, if any, of ordinary shares made under the Sales Agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

Each time we wish to sell ordinary shares under the Sales Agreement, we will notify Wainwright of the number of ordinary shares to be offered, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Wainwright, unless Wainwright declines to accept the terms of the notice, Wainwright has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such ordinary shares up to the amount specified on such terms. The obligations of Wainwright under the Sales Agreement to sell ordinary shares representing our ordinary shares are subject to a number of conditions that we must meet. We may instruct Wainwright not to sell ordinary shares if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of ordinary shares upon notice and subject to other conditions.

We will pay Wainwright commissions for its services in acting as agent in the sale of our ordinary shares. Wainwright will be entitled to a commission of up to three percent (3.0%) of the gross proceeds from the sale of ordinary shares offered hereby. In addition, we have agreed to reimburse Wainwright for fees and disbursements related to its legal counsel in an amount not to exceed $100,000. Additionally, pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with Wainwright’s ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $2,500 per Representation Date (as defined in the Sales Agreement). We estimate that the total expenses for the offering, excluding compensation payable to Wainwright under the terms of the Sales Agreement, will be approximately $200,000.

Settlement for sales of our ordinary shares will generally occur on the first business day (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time) following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of ordinary shares on our behalf in this “at the market offering,” Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act.

The offering of our ordinary shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our ordinary shares provided for in this prospectus supplement or (ii) termination of the Sales Agreement as provided therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus.

Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

LEGAL MATTERS

Davidoff Hutcher & Citron LLP is acting as counsel for the Company in connection with the offering. The validity of its ordinary shares and certain legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP. Ellenoff Grossman & Schole LLP is acting as counsel for Wainwright in connection with this offering.

EXPERTS

The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s annual report on Form 10-K for the year ended December 31, 2024, have been audited Audit Alliance LLP, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.bit-digital.com. Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “BTBT.”

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

The following documents filed with the SEC are incorporated by reference in this prospectus:

-	Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 14, 2025);

-	Current reports on Form 8-K filed on January 3, 2025, January 6, 2025, February 11, 2025, February 12, 2025, March 14, 2025, April 15, 2025 and April 16, 2025;

-	Description of Securities Registered under Section 12 of the Exchange Act incorporated by reference to the Registrant’s Registration Statement on Form F-3 Amendment No. 2, filed with the SEC on February 28, 2022.

With respect to each offering of securities under this prospectus, all our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and any report on Form 8-K that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus.

Our annual report on Form 10-K for the fiscal year ended December 31, 2024 filed on March 14, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all ordinary shares registered hereunder or the termination of the registration statement, but excluding any information deemed furnished and not filed with the SEC.

Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement or the prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Erke Huang

Chief Financial Officer

BIT DIGITAL, INC.

31 Hudson Yards, Floor 11

New York, NY, 10001
Tel: (212) 463-5121

Up to $500,000,000

BIT DIGITAL, INC.

Ordinary Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

_________________, 2025

PART II

INFORMATION NOT REQUIRED
IN THE REGISTRATION STATEMENT

Item 14. Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

SEC registration fee	$	[___]
FINRA filing fee
Legal fees and expenses		[___]
Accounting fees and expenses
Transfer agent fees and expenses		[___]
Printing and engraving expenses
Miscellaneous expenses		[___]
Total		[___]

*	Estimated expenses are presently not known and cannot be estimated.

Item 15. Indemnification of Directors and Officers.

(A) The registrant’s authority to indemnify its officers and directors is governed by the provisions of the registrant’s Amended and Restated Memorandum and Articles of Association.

(B) The Amended and Restated Memorandum and Articles of Association of the registrant provides as follows:

Every Director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of willful neglect or default, be indemnified by the Company against, and it shall be the duty of the Directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such Director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such Director, officer or trustee or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the Members over all other claims. No such Director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company which shall be invested or for any loss of the monies of the Company which shall be invested on for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happens through his own willful neglect or default.

(C) The Board of Directors of the registrant authorized the registrant to enter into indemnity agreements with officers and directors of the registrant when and as determined by the Board of Directors. Pursuant to the foregoing authority, the registrant has entered into indemnity agreements with each of its directors and certain of its officers.

The indemnity agreements obligate the registrant to provide the maximum protection allowed under the BCL. The indemnity agreements supplement and increase the protection afforded to officers and directors under the Certificate of Incorporation in the following respects:

(a) The Indemnification Agreements entered into with Bryan Bullett and Sam Tabar (the “Indemnitees”) dated as of March 31, 2021 in connection with their Employment Agreements provide for a supplement to and in furtherance of the Amended and Restated Memorandum and Articles of Association. The Indemnitees did not regard the protection available under the organizational documents of the Company and any insurance policies maintained by the Company to be adequate.

(b) The Indemnitees shall be entitled to indemnification if the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as defined) other than a Proceeding by or in the right of the Company. The Indemnitees shall be indemnified against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitees reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(c) The Indemnitees shall be entitled to indemnification if the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company, provided the Indemnitees acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitees shall have been adjudged to be liable to the Company unless and to the extent that a court of competent jurisdiction shall determine that such indemnification may be made.

(d) To the extent that an Indemnitee is a party to and is successful, on the merits or otherwise, in any proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him, or on his behalf, in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him, or on his behalf, in connection with each successfully resolved claim, issue or matter.

(e) Whether or not indemnification is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company waived and relinquished any right of contribution it may have against Indemnitee.

(f) All agreements and obligations of the Company contained in the Agreement shall continue until the date that is ten (10) years after the date upon which Indemnitee’s corporate status terminates and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding.

(g) The Indemnitee provided certain consulting services to the Company prior to his employment by the Company pursuant to an agreement dated February 1, 2021 between the Company and Wellington Park Inc. (“Wellington”), a company owned by Indemnitee. To further induce Indemnitee to accept employment with the Company, the Company agrees that the terms of the Indemnification Agreement shall apply to Wellington as if Wellington were also the “Indemnitee” under such Agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the provisions described above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	At the Market Offering Agreement dated April 29, 2025 between Bit Digital, Inc. and H.C. Wainwright & Co. LLC
3.1	Certificate of Incorporation, as amended (5)
3.2	Amended and Restated Memorandum of Association (12)
3.3	Amended and Restated Articles of Association (15)
3.4	Director’s Certificate dated April 20, 2021 Creating Preference Shares(3)
4.1	Rights of Ordinary Shareholders(16)
4.2	2023 Omnibus Equity Incentive Plan(9)
4.10	Form of Warrant**
4.11	Form of Warrant Agreement**
4.12	Form of Preference Share Certificate**
4.13	Form of Subscription Rights Certificate**
4.14	Form of Unit**
4.15	Form of Unit Agreement**
5.1	Opinion of Ogier (Cayman) LLP as to the legality of the shares**
8.1	Opinion of Davidoff Hutcher & Citron LLP**
10.1	Share Exchange Agreement by and between the Company and Geney Development(6)
10.4	Employment Agreement dated as of October 28, 2022 by and between the Registrant and Erke Huang as amended on March 10, 2023(14)
10.5	Director Agreement dated as of October 28, 2022 by and between the Registrant and Erke Huang(14)
10.6	Independent Director Agreement dated as of December 8, 2023 by and between the Registrant and Ichi Shih(16)
10.7	Independent Director Agreement dated as of September 7, 2020 by and between the Registrant and Zhaohui (misstated as Chao Hui) Deng(1)
10.9	Director Agreement dated as of October 18, 2021 with Percival Services, LLC for the services of Brock Pierce(11)
10.10	Employment Agreement dated as of March 31, 2021 by and between the Registrant and Sam Tabar, as amended as of January 1, 2022 and as of March 31, 2023(14)
10.11	Confidential Negotiated Separation Agreement and General Release dated as of March 13, 2023 (effective March 31, 2023) by and between the Registrant and Bryan Bullett(16)
10.12	Director Agreement dated as of October 13, 2023 by and between the Registrant and Bill Jiashu Xiong(16)
10.13	Lease dated March 19, 2020 by and between Bedford Storage Limited Partnership and NWorks Management Corp. (19)
10.14	First Amendment dated as of February 1, 2021, Second Amendment dated as of March 25, 2022 and Landlord’s Consent to Assign Lease dated March 12, 2024(19)
10.15	Share Purchase Agreement dated October 11, 2024, by and among the Sellers, certain affiliates of the Sellers, the Sellers’ Representatives and 16428380 Canada Inc, a wholly-owned subsidiary of the Issuer. The names of the Sellers, affiliates of the Sellers, Sellers’ Representatives, certain other matters and all exhibits and schedules to this Securities Purchase Agreement have been omitted and are available upon request of the SEC(20)
10.19	Agreement of Purchase and Sale of 7330 Trans-Canada Highway, Point-Claire, Quebec, Canada. Schedules have been omitted and are available upon request.(18)
14.1	Code of Ethics(19)
19.1	Insider Trading Policy (19)
21.1	List of Subsidiaries(19)
23.1	Consent of Audit Alliance LLP
23.2	Consent of Ogier (included in Exhibit 5.1)**
23.3	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 8.1)**
24.1	Power of Attorney (included on the signature page of this Registration Statement)
97	Clawback Policy (19)
107	Filing Fee Table

**	To be filed as an amendment to a post-effective amendment to this Registration Statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

(1)	Incorporated by reference to the Registrant’s Form 6-K for September 2020 filed on September 14, 2020.

(2)	Incorporated by reference to the Registrant’s Form 6-K for May 2020 filed on May 28, 2020.

(3)	Incorporated by reference to the Registrant’s Form 6-K for May 2021 filed on May 18, 2021.

(4)	Incorporated by reference to the Registrant’s Form F-1 Registration Statement filed on March 10, 2021.

(5)	Incorporated by reference to the Registrant’s Form F-3 Registration Statement filed on August 30, 2021.

(6)	Incorporated by reference to the Registrant’s Form 6-K for May 2021 filed on May 27, 2021.

(7)	Incorporated by reference to the Registrant’s Form 6-K for September 2021 filed on September 30, 2021.

(8)	Incorporated by reference to the Registrant’s Form 6-K for August 2021 filed on August 31, 2021.

(9)	Incorporated by reference to the Registrant’s Form 6-K for August 2023 filed on August 24, 2023.

(10)	Incorporated by reference to the Registrant’s Form 20-F for the year ended December 31, 2017 filed on April 30, 2018.

(11)	Incorporated by reference to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 15, 2022.

(12)	Incorporated by reference to the Registrant’s Proxy Statement on Form 6-K filed on June 30, 2022.

(13)	Incorporated by reference to the Registrant’s Form 6-K for November 2023 filed on November 30, 2023.

(14)	Incorporated by reference to the Registrant’s Form 20-F for the year ended December 31, 2022 filed on April 28, 2023.

(15)	Incorporated by reference to the Registrant’s Form 6-K for October 2024 filed with the SEC on October 30, 2024.

(16)	Incorporated by reference to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2023, filed on March 18, 2024.

(17)	Incorporated by reference to the Registrant’s Form 6-K for October 2021 filed on September 30, 2021.

(18)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 6, 2025.

(19)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 14, 2025.

(20)	Incorporated by reference to the Registrant’s Form 6-K for October 2024 filed on October 17, 2024.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be file( pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on April 29, 2025.

BIT DIGITAL, INC.

By:	/s/ Sam Tabar
	By:	Sam Tabar
	Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam Tabar and Erke Huang, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power-of-attorney does not revoke any earlier powers-of-attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/S/ Sam Tabar	Chief Executive Officer	April 29, 2025
Sam Tabar	(Principal Executive Officer)

/S/ Erke Huang	Chief Financial Officer	April 29, 2025
Erke Huang	(Principal Financial Officer and
Principal Accounting Officer)

/S/ Zhaohui Deng	Director	April 29, 2025
Zhaohui Deng

/S/ Erke Huang	Director	April 29, 2025
Erke Huang

/S/ Ichi Shih	Director	April 29, 2025
Ichi Shih

/S/ (Bill) Xiong	Director	April 29, 2025
(Bill) Xiong